Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of June 17, 2025, is by and between Eyenovia, Inc., a Delaware corporation (the “Company”), and each investor identified in the signature pages hereto (each, including its successors and assigns, an “Investor” and together the “Investors” and, together with the Company, the “Parties” and each a “Party”).

RECITALS

A. The Company and each Investor are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”) and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the 1933 Act.

B. The Company has authorized the issuance to each Investor of (i) shares of convertible preferred stock of the Company (the “Preferred”), which Preferred shall be convertible into shares of the Company’s Common Stock, par value $0.0001 per share (the “Common Stock”) (the shares of Common Stock issuable upon conversion of the Preferred, the “Conversion Shares”), in accordance with the terms of the Certificate of Designation attached hereto as Exhibit A, and (ii) warrants to acquire shares of Common Stock, substantially in the form attached hereto as Exhibit B (the “Warrants”). The shares of Common Stock issuable upon exercise of the Warrants shall be referred to as the “Warrant Shares”.

C. Contemporaneously with the sale of the Preferred and the Warrants hereunder, the parties hereto will execute and deliver a Registration Rights Agreement, in the form attached hereto as Exhibit C (the “Registration Rights Agreement”), pursuant to which the Company will agree to provide certain registration rights in respect of the Conversion Shares and the Warrant Shares under the 1933 Act, and the rules and regulations promulgated thereunder, and applicable state securities laws.

D. Each Investor wishes to purchase, and the Company wishes to sell, at the Closing (as defined below), upon the terms and conditions stated in this Agreement, the Preferred and the Warrants.

E. The Preferred, the Conversion Shares, the Warrants, and the Warrant Shares are collectively referred to herein as the “Securities.”

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each Investor, severally and not jointly, hereby agree as follows:

1.	PURCHASE AND SALE OF PREFERRED AND WARRANTS.

(a) Purchase of Preferred and Warrants. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6(a) and 7(a) below, the Company shall issue and sell to the Investor, and the Investors agree, severally and not jointly, to purchase from the Company on the Closing Date (as defined below) (A) the Preferred and (B) the Warrants (the “Closing”).

(b) Closing Date. The date and time of the Closing (the “Closing Date”) shall be 10:00 a.m., New York time, on the first (1st) Business Day after the date hereof upon the satisfaction or waiver of the conditions to the Closing set forth in Sections 6(a) and 7(a) below (or such other date as is mutually agreed to by the Company and the Investors). As used herein “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to remain closed.

(c) Form of Payment; Price. At the Closing, (i) each Investor, severally and not jointly, shall pay to the Company, through the procedures communicated by the Company, immediately available funds in the amount set forth next to Investor’s name on its signature page hereto (the “Purchase Price”) for the Preferred and the Warrants, and (ii) the Company shall deliver to such Investor (A) evidence of the Company’s book-entry registration in its stock ledger reflecting the number of shares of Preferred purchased by such Investor and (B) a Warrant to acquire up to two hundred percent (200%) of the number of shares of Common Stock issuable upon full conversion of the Preferred purchased by such Investor. The conversion price per share of Common Stock with respect to the Preferred shall be equal to $3.25 per share (such price per share, as adjusted for stock splits, stock dividends and similar events, the “Conversion Price”).

2.	INVESTOR REPRESENTATIONS AND WARRANTIES.

Each Investor, severally and not jointly, represents and warrants to the Company that, as of the date hereof and as of the Closing Date:

(a) Organization; Authority. Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents (as defined below) to which it is a party and otherwise to carry out its obligations hereunder and thereunder.

(b) No Public Sale or Distribution. Investor (i) is acquiring the Preferred and the Warrant, (ii) upon conversion of the Preferred, will acquire the Conversion Shares issuable upon conversion thereof, and (iii) upon exercise of the Warrant, will acquire the Warrant Shares issuable upon exercise thereof, in each case, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof in violation of applicable securities laws, except pursuant to sales registered or exempted under the 1933 Act. Investor does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities in violation of applicable securities laws. For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and any Governmental Entity or any department or agency thereof.

(c) Reliance on Exemptions. Investor understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Investor set forth herein in order to determine the availability of such exemptions and the eligibility of Investor to acquire the Securities.

(d) Information. Investor and its advisors have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities that have been requested by Investor. Investor and its advisors have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by Investor or its advisors or its representatives shall modify, amend or affect Investor’s right to rely on the Company’s representations and warranties contained herein. Investor understands that its investment in the Securities involves a high degree of risk. Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

(e) No Governmental Review. Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(f) Transfer or Resale. Investor understands that: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) Investor shall have delivered to the Company (if requested by the Company) an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) Investor provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 promulgated under the 1933 Act (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144, and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC promulgated thereunder; and (iii) except as set forth in the Registration Rights Agreement, neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. The Securities may not be pledged in connection with any loan or financing arrangement without the prior written consent of the Company.

(g) Validity; Enforcement. This Agreement and the Transaction Documents to which Investor is a party have been duly and validly authorized, executed and delivered on behalf of Investor and shall constitute the legal, valid and binding obligations of Investor enforceable against Investor in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(h) No Conflicts. The execution, delivery and performance by Investor of this Agreement and the Transaction Documents to which Investor is a party and the consummation by Investor of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of Investor, or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which Investor is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to Investor, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Investor to perform its obligations hereunder.

(i) Residence. The office of Investor in which it has its principal place of business is identified in the address of Investor set forth on Investor’s signature page or otherwise has been provided to the Company.

(j) Investor Status. At the time Investor was offered the Securities, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the 1933 Act.

(k) General Solicitation. Investor is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general advertisement. The purchase of the Securities by Investor has not been solicited by or through anyone other than the Company or, on the Company’s behalf, Chardan Capital Markets, LLC. (“Chardan”).

(k) No Other Representations or Warranties. Except for the representations and warranties contained in the Transaction Documents and in Section 3 of this Agreement, neither the Company, nor any Person on behalf of the Company, has made, and Investor has not relied on, any other representation and warranty, express or implied, relating to the Company, its Subsidiaries, the business of the Company or otherwise in connection with the transactions contemplated by this Agreement or the results of operations or financial condition of the Company, including any representations or warranties as to the future sales, revenue, profitability or success of the business, or any representations or warranties arising from statute or otherwise, from a course of dealing or usage of trade.

3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each Investor that the following representations are true and correct as of the date hereof and as of the Closing Date. As used herein, the phrase “to the Company’s knowledge” shall mean the actual knowledge of any executive officer of the Company as of such time of determination.

(a) Organization and Qualification. Each of the Company and each of its Subsidiaries are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authority to own their properties and to carry on their business as now being conducted and as presently proposed to be conducted. Each of the Company and each of its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect (as defined below). As used in this Agreement, “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or any Subsidiary, individually or taken as a whole, (ii) the transactions contemplated hereby or in any of the other Transaction Documents or any other agreements or instruments to be entered into in connection herewith or therewith or (iii) the authority or ability of the Company or any of its Subsidiaries to perform any of their respective obligations under any of the Transaction Documents (as defined below). The Company has no significant Subsidiaries. “Subsidiaries” means any Person in which the Company, directly or indirectly, (I) owns any of the outstanding capital stock or holds any equity or similar interest of such Person or (II) controls or operates all or any part of the business, operations or administration of such Person, and each of the foregoing, is individually referred to herein as a “Subsidiary.”

(b) Authorization; Enforcement; Validity. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of this Agreement and the other Transaction Documents by the Company, and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Preferred, and the reservation for issuance and issuance of the Conversion Shares issuable upon conversion of the Preferred as of the Closing and the issuance of the Warrants and the reservation for issuance and issuance of the Warrant Shares issuable upon exercise of the Warrant as of the Closing Date) have been duly authorized by the Company’s Board of Directors and (other than the filing of a notice of listing of additional shares with Nasdaq Stock Market LLC, a Notice of Exempt Offering of Securities on Form D to be filed by the Company in connection with the transactions contemplated hereby, and any filing(s) required by applicable state “blue sky” securities laws, rules and regulations (together the “Securities Filings”)) no further filing, consent or authorization is required by the Company, its Board of Directors or its stockholders. This Agreement has been duly executed and delivered by the Company, and constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law and except as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies. “Transaction Documents” means, collectively, this Agreement, the Certificate of Designation with respect to the Preferred, the Warrants, the Registration Rights Agreement and each of the other agreements and instruments entered into or delivered by any of the parties hereto in connection with the transactions contemplated hereby and thereby, as may be amended from time to time.

(c) Issuance of Securities. The issuance of the Preferred and the Warrants at the Closing are duly authorized, and upon issuance in accordance with the terms of the Transaction Documents, the Preferred and Warrants shall be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, mortgages, defects, claims, liens, pledges, charges, taxes, rights of first refusal, encumbrances, security interests and other encumbrances (collectively “Liens”) with respect to the issuance thereof. Upon issuance or conversion in accordance with the Preferred or exercise in accordance with the Warrants (as the case may be), the Conversion Shares and the Warrant Shares, respectively, when issued, will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights or Liens with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. Subject to the accuracy of the representations and warranties of the Investors in this Agreement, the offer and issuance by the Company of the Securities is exempt from registration under the 1933 Act.

(d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Preferred, the Warrants, the Conversion Shares and the Warrant Shares and the reservation for issuance of the Conversion Shares and the Warrant Shares) will not (i) result in a violation of the Company’s certificate of incorporation (the “Certificate of Incorporation”) (including, without limitation, any certificate of designation contained therein), the Company’s bylaws (the “Bylaws” and, together with the Certificate of Incorporation, the “Organizational Documents”), or any capital stock or other securities of the Company, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, foreign, federal and state securities laws and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected.

(e) Consents. Assuming the accuracy of the representations made by Investor in Section 2, the Company is not required to obtain any consent from, authorization or order of, or make any filing or registration with (other than the Securities Filings), any Governmental Entity (as defined below) or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case, in accordance with the terms hereof or thereof. “Governmental Entity” means any nation, state, county, city, town, village, district, or other political jurisdiction of any nature, federal, state, local, municipal, foreign, or other government, governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), multi-national organization or body; or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature or instrumentality of any of the foregoing, including any entity or enterprise owned or controlled by a government or a public international organization or any of the foregoing.

(f) No Integrated Offering. None of the Company, its Subsidiaries or any of their affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Securities under the 1933 Act, whether through integration with prior offerings or otherwise, or cause this offering of the Securities to require approval of stockholders of the Company for purposes of the 1933 Act or under any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated for quotation. None of the Company, its Subsidiaries, their affiliates nor any Person acting on their behalf have taken any action or steps that would require registration of the issuance of any of the Securities under the 1933 Act or cause the offering of any of the Securities to be integrated with other offerings of securities of the Company.

(g) [Reserved.]

(h) Material Liabilities; Financial Information. Except as disclosed in the Financial Statements, the Company has no liabilities or obligations, absolute or contingent (individually or in the aggregate), except obligations under contracts made in the ordinary course of business that as of the date of this Agreement would not be required to be reflected in financial statements prepared in accordance with generally accepted accounting principles as applied in the United States, consistently applied for the periods covered thereby (“GAAP”). The Financial Statements (as defined below) fairly present in all material respects the financial position of the Company at the respective dates thereof. The Company is not currently contemplating to amend or restate any of the Financial Statements, nor is the Company currently aware of facts or circumstances which would require the Company to amend or restate any of the Financial Statements, in each case, in order for any of the Financial Statements to be in compliance with GAAP. The Company has not been informed by its independent accountants that they recommend that the Company amend or restate any of the Financial Statements or that there is any need for the Company to amend or restate any of the Financial Statements.

(i) Financial Statements. The Company has delivered to Investor its audited financial statements (including balance sheet, income statement and statement of cash flows) as of and for the fiscal year ended December 31, 2024 (the “Financial Statements”). The Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated. The Financial Statements fairly present in all material respects the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject in the case of the unaudited Financial Statements to normal year-end audit adjustments. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP.

(j) No Undisclosed Events, Liabilities, Developments or Circumstances. No event, liability, development or circumstance has occurred or exists, or is reasonably expected to exist based on events or circumstances that have occurred on or prior to the date hereof with respect to the Company, any of its Subsidiaries or any of their respective businesses, properties, liabilities, operations (including results thereof) or condition (financial or otherwise), that could reasonably be expected to have a Material Adverse Effect.

(k) Conduct of Business; Regulatory Permits. Neither the Company nor any of its Subsidiaries is in material violation of any term of or in default under its Certificate of Incorporation, any certificate of designation, preferences or rights of any other outstanding series of preferred stock of the Company or any of its Subsidiaries or Bylaws or their organizational charter, certificate of formation, memorandum of association, articles of association, or certificate of incorporation or bylaws or any of its indebtedness, respectively. Except for a notice of non-compliance with Nasdaq Listing Rule 5550(b)(1) (which is expected to be resolved in connection with the transaction contemplated by the Agreement), neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except in all cases for possible violations which would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. The Company and each of its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit. There is no agreement, commitment, judgment, injunction, order or decree binding upon the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries is a party which has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company or any of its Subsidiaries, any acquisition of property by the Company or any of its Subsidiaries or the conduct of business by the Company or any of its Subsidiaries as currently conducted other than such effects, individually or in the aggregate, which have not had and would not reasonably be expected to have a Material Adverse Effect on the Company or any of its Subsidiaries.

(l) Capitalization.

(i) As of the date hereof, the authorized capital stock of the Company consists of 300,000,000 shares of Common Stock, of which 4,558,755 shares were issued and outstanding as of the date of this Agreement, and 6,000,000 shares of preferred stock par value $0.0001 per share (“Preferred Stock”), none of which were issued and outstanding. All of the issued and outstanding shares of Common Stock (A) have been duly authorized and are validly issued, fully paid and nonassessable, (B) were offered, sold and issued in compliance with applicable securities laws, and (C) were not issued in breach or violation of (1) the Organizational Documents or (2) any preemptive rights, purchase option, call option, right of first refusal or offer, subscription right or any similar right. The Company has no shares of Common Stock or Preferred Stock reserved for issuance, except as provided in the following paragraph.

(ii) As of the date of this Agreement, (a) 440,002 shares of Common Stock were reserved for issuance pursuant to the Company’s Amended and Restated 2018 Omnibus Stock Incentive Plan, as amended (the “Plan”), (b) 1,357,532 shares of Common Stock were reserved for issuance upon the exercise of outstanding warrants, and (c) 4,856,068 shares of Common Stock were reserved for issuance upon the conversion of amounts outstanding under that certain Loan and Security Agreement dated as of November 22, 2022, as amended to date, between the Company and Avenue Capital Management II, L.P.

(m) Litigation. There is no action, suit, arbitration, proceeding, inquiry or investigation before or by any court, public board, other Governmental Entity, self-regulatory organization or body pending or, to the Company’s knowledge, threatened in writing against or affecting the Company or any of its Subsidiaries, the Common Stock or any of the Company’s or its Subsidiaries’ officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such. The Company is not aware of any fact which might result in or form the basis for any such action, suit, arbitration, investigation, inquiry or other proceeding. Neither the Company nor any of its Subsidiaries is subject to any order, writ, judgment, injunction, decree, determination or award of any Governmental Entity.

(n) Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company or any of its Subsidiaries and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its filings under the Securities Exchange Act of 1934, as amended, and is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect.

(o) No Additional Agreements. The Company does not have any agreement or understanding with Investor with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

(p) No General Solicitation. Neither the Company nor, to the Company’s knowledge, any person acting on behalf of the Company has, directly or indirectly, offered or sold any of the Securities, or solicited any offers to buy any Securities, under any circumstances that would require registration under the 1933 Act of the Securities, including by any form of general solicitation or general advertising.

(q) No Disqualification Events. No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the 1933 Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any Company Covered Person, except for a Disqualification Event as to which Rule 506(d)(2)(ii)-(iv) or (d)(3), is applicable. “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the 1933 Act, any person listed in the first paragraph of Rule 506(d)(1). Other than Chardan, the Company is not aware of any Person (other than any Company Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of the Securities pursuant to this Agreement. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Placement Agents a copy of any disclosures provided thereunder.

4.	COVENANTS.

(a) Commercially Reasonable Efforts. The Company and the Investors shall each use commercially reasonable efforts to timely satisfy each of the covenants hereunder and conditions to be satisfied by it as provided in this Agreement, including to amend its charter and bylaws to provide for the ability of the Preferred to act by written consent in a manner consistent with the Delaware General Corporation Law and to reserve sufficient shares of Common Stock to facilitate full conversion of the Preferred and full exercise of the Warrants.

(b) Books and Records. The Company will keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company in accordance with GAAP.

(c) Integration. The Company shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company shall, sell, offer for sale, or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the 1933 Act) that will be integrated with the offer or sale of the Securities in a manner that would require the registration under the 1933 Act of the sale of the Securities to Investor.

(d) Available Shares. The Company shall at all times keep authorized and available for issuance, free of preemptive rights, the minimum number of shares of Common Stock potentially issuable in the future at the Conversion Price and exercise prices in effect on such date pursuant to the Transaction Documents, including any Warrant Shares issuable upon exercise in full of the Warrants or Conversion Shares issuable upon conversion in full of all Preferred, in effect on such date. If the Company determines at any time that it does not have a sufficient number of authorized Common Stock to keep available for issuance as described in this Section 4, the Company shall use all commercially reasonable efforts to increase the number of authorized Common Stock by seeking approval from its stockholders for the authorization of such additional shares.

(e) Securities Laws Disclosure; Publicity. The Company shall, within four (4) trading days following the date hereof, file a Current Report on Form 8-K report or other public disclosure disclosing the material terms of the transactions contemplated hereby and including this Agreement and the other Transaction Documents as an exhibit thereto (the “Announcing Form 8-K”). Investor will promptly provide any information reasonably requested by the Company or any of its Affiliates for any regulatory application or filing made or to be made or approval sought in connection with the transactions contemplated by this Agreement (including filings with the SEC).

(f) Conversion and Exercise Procedures. Each of the form of Exercise Notice included in the Warrants and the form of Conversion Notice (attached hereto as Exhibit D) set forth the totality of the procedures required of the Investor in order to exercise the Warrants or convert the Preferred. The Company shall honor exercises of the Warrants and conversion of the Preferred and shall deliver the Conversion Shares and Warrant Shares in accordance with the terms, conditions and time periods set forth therein.

(g) Use of Proceeds. The Company will deposit the net proceeds received by it from the sale of the Securities into a dedicated account (the “Funding Accounts”) for the purpose of implementing and executing a treasury strategy (the “Treasury Strategy”), which shall have been approved by the Company’s Board of Directors, pursuant to which the Company will maintain the majority of its available liquid assets that exceed working capital requirements in holdings of Hyperliquid or other cryptocurrencies/stablecoins to the extent such other cryptocurrencies/stablecoins have been agreed upon by the Parties. The Company will use the net proceeds from the sale of the Securities solely for purchases of Hyperliquid or other cryptocurrencies/stablecoins in furtherance of the Treasury Strategy under the oversight of the Company’s Chief Investment Officer as well as funding the Company’s corporate operations, consisting primarily of (i) costs of maintaining the Company’s status as a publicly-traded company and its Nasdaq listing, and (ii) completion of the registration of the Optejet UFD (anticipated to be approximately $750,000). Within 60 days after the Closing Date, the Company will provide a report to the Investors regarding the amount of net proceeds from the sale of the Securities used for purchases of Hyperliquid or other cryptocurrencies/stablecoins in furtherance of the Treasury Strategy and, to the extent that all net proceeds have not at that time been used, the Company will thereafter provide additional reports to the Investors, with respect to such portion of the net proceeds from the sale of the Securities used for purchases of Hyperliquid or other cryptocurrencies/stablecoins in furtherance of the Treasury Strategy, no less frequently than on a quarterly basis until the earlier of (i) the date that substantially all net proceeds from the sale of the Securities allocated for purchases of Hyperliquid or other cryptocurrencies/stablecoins in furtherance of the Treasury Strategy have been so used for such purpose and (ii) upon conversion of more than 90% of the Preferred into Common Stock.

(h) Public Disclosure. On the day following the date on which the Announcing Form 8-K is filed, no Investor shall be in possession of any material nonpublic information received from the Company or any of its officers, directors, employees, attorneys, representatives or agents, with respect to the Transaction Documents and the transactions contemplated thereby.

(i) Exchange Cap. The Investors and the Company agree that the total cumulative number of Warrant Shares and Conversion Shares issued to Investor under the Transaction Documents may not exceed 19.99% of the number of shares of Common Stock issued and outstanding (the “Exchange Cap”) pursuant to the requirements of Rule 5635(d) of The Nasdaq Stock Market LLC or other applicable rules. For purposes of this paragraph, the Exchange Cap shall be calculated based on the number of shares of Common Stock issued and outstanding as of the date of this Agreement, which number shall be reduced, on a share-for-share basis, by the number of shares of Conversion Shares or Warrant Shares issued or issuable pursuant to any conversions or exercises or series of conversions or exercises pursuant to the terms of the Preferred or the Warrants, respectively.

(j) Management/Board Appointments. To the extent that at any time during the thirty-six (36) months following the Closing Date (assuming Hyperion DeFi Holdings, LLC (“Hyperion”) continues to hold at least 50% of the Warrant Shares and Conversion Shares originally issued pursuant to the Transaction Documents) Mr. Hyunsu Jung no longer serves as a director or the Company’s Chief Investment Officer, Hyperion shall have the right to nominate a replacement to fill any or all of those roles and the Company shall use its commercially reasonable efforts to have the replacement(s) appointed as soon as reasonably practicable. In addition, Hyperion shall have the ability to nominate a director to serve as the Chair of the Board.

(k) Equity Compensation Plan. The Company shall include a proposal in the proxy statement for its 2025 annual meeting of stockholders to increase the number of shares of Common Stock that are reserved for issuance pursuant to its Amended and Restated 2018 Omnibus Stock Incentive Plan, as amended, by 5,172,934 shares.

(l) Future Financings. If less than 90% of the Preferred has been converted into Common Stock at the time of such offering, the Company agrees to deposit not less 80% of the net proceeds, less any funds necessary to maintain the operating budget needs as approved by the Board of Directors of the Company, from any future public offerings into the Funding Accounts for the purposes of executing the Treasury Strategy unless otherwise consented to in writing by a majority of the Preferred then outstanding. For the avoidance of doubt, the 80% represents a floor in terms of the proceeds to be contributed and not a maximum.

5.	REGISTER; LEGENDS.

(a) Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Preferred and the Warrants in which the Company shall record the name and address of the Person in whose name the Preferred and the Warrants have been issued (including the name and address of each transferee), the principal amount of the Preferred held by such Person, the number of Conversion Shares issuable pursuant to the terms of the Preferred and the number of Warrant Shares issuable upon exercise of the Warrant held by such Person.

(b) Legends. Each Investor understands that the Securities have been issued (or will be issued in the case of the Conversion Shares and the Warrant Shares) pursuant to an exemption from registration or qualification under the 1933 Act and applicable state securities laws, and except as set forth below, the Securities shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

[NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [CONVERTIBLE] [EXERCISABLE] HAVE BEEN][THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

(c) Registration Rights. Each of the Company and each Investor shall execute the Registration Rights Agreement as of the date hereof, substantially in the form attached hereto as Exhibit C.

6.	CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

The obligation of the Company hereunder to issue and sell the Preferred and the Warrants to each Investor at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Investors with prior written notice thereof:

(a) Each Investor shall have executed each of the other Transaction Documents to which it is a party and delivered the same to the Company.

(b) Each Investor shall have delivered to the Company the Purchase Price for the Preferred and the Warrants being purchased by such Investor at the Closing through procedures communicated by the Company.

(c) The representations and warranties of each Investor shall be true and correct in all material respects as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date), and each Investor shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Investor at or prior to the Closing Date.

(d) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Entity of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

7.	CONDITIONS TO INVESTORS’ OBLIGATION TO PURCHASE.

The obligation of each Investor hereunder to purchase the Preferred and the Warrants at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are solely for Investor’s sole benefit and may be waived by the applicable Investor at any time in its sole discretion by providing the Company with prior written notice thereof:

(a) The Company shall have duly executed and delivered to each Investor each of the Transaction Documents to which it is a party, and the Company shall have duly executed and delivered to each Investor (A) evidence of the Company’s book-entry registration in its stock ledger representing the Preferred; (B) the Warrant being purchased by such Investor at the Closing pursuant to this Agreement; and (C) the Registration Rights Agreement.

(b) The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date), and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

(c) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Entity of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(d) The Company shall have extended a written offers to Hyunsu Jung (i) to serve on its Board of Directors and (ii) to serve as its Chief Investment Officer, which offer and appointment shall have been accepted by Mr. Jung.

(e) The Company and Avenue Capital Management II, L.P., a Delaware limited partnership (as administrative and collateral agent), Avenue Ventures Opportunities Fund L.P., a Delaware limited partnership, and Avenue Ventures Opportunities Fund II, L.P., a Delaware limited partnership will have entered into an amendment of its Loan and Security Agreement dated as of November 22, 2022, as amended to date, in a form and substance acceptable to each Investor.

(f) The Company shall have prepared and be ready to issue equity grants to Mr. Jung, to be issued (i) as an inducement grant pursuant to Nasdaq Marketplace Rule 5635(c)(4), in an amount of 500,000 RSUs to vest upon issuance, (ii) 1,000,000 RSUs issued pursuant to the Plan, of which 500,000 shares will vest upon the Company reaching $150 million in market capitalization, and 500,000 shares will vest upon the Company reaching $500 million in market capitalization, with the market capitalization milestones to be considered achieved if the applicable threshold is achieved on ten (10) days out of a rolling thirty (30) day period.

(g) The Company shall have established the Funding Accounts with a financial institution acceptable to each Investor.

(h) Each Investor shall have completed its due diligence.

(i) The Company shall have taken all necessary corporate actions to approve the Certificate of Designations and have filed such Certificate of Designations with Secretary of State of the State of Delaware.

(j) Each Investor shall have received a legal opinion from the counsel to the Company regarding exemption from the registration requirements of the 1933 Act for the Warrant and the Preferred in a form satisfactory to Investor.

8.	TERMINATION.

This Agreement may be terminated at any time prior to the Closing by mutual written consent of the Company and the applicable Investor. In the event that this Agreement is terminated pursuant to this Section 8, then each of the Parties shall be relieved of its duties and obligations arising under this Agreement after the date of such termination and such termination shall be without liability to the respective Parties; provided, that nothing in this Section 8 shall relieve the Parties of any liability for fraud or a willful breach of this Agreement.

9.	MISCELLANEOUS.

(a) Governing Law; Jurisdiction; Jury Trial.

(i) This Agreement, and any claims or proceedings arising out of this Agreement or the subject matter hereof (whether at law or equity, in contract or in tort or otherwise), shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflict of law principles thereof (or any other jurisdiction) to the extent that such principles would direct a matter to another jurisdiction.

(ii) Each of the Parties agrees that: (i) it shall bring any proceeding in connection with, arising out of or otherwise relating to this Agreement, any agreement, certificate, instrument or other document delivered pursuant to this Agreement exclusively in the federal district court located in the State of New York (the “Chosen Courts”); and (ii) solely in connection with such proceedings, (A) it irrevocably and unconditionally submits to the exclusive jurisdiction of the Chosen Courts, (B) it waives any objection to the laying of venue in any proceeding in the Chosen Courts, (C) it waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any Party, (D) mailing of process or other papers in connection with any such proceeding in the manner provided in Section 9(f) or in such other manner as may be permitted by applicable law shall be valid and sufficient service thereof and (E) it shall not assert as a defense, any matter or claim waived by the foregoing clauses (A) through (D) of this Section 9(a) or that any order, writ, judgment, temporary, preliminary or permanent injunction, decree, ruling, stipulation, determination, or award issued by the Chosen Courts may not be enforced in or by the Chosen Courts.

(iii) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY BE IN CONNECTION WITH, ARISE OUT OF OR OTHERWISE RELATE TO THIS AGREEMENT, ANY INSTRUMENT OR OTHER DOCUMENT DELIVERED PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY PROCEEDING DIRECTLY OR INDIRECTLY, IN CONNECTION WITH, ARISING OUT OF OR OTHERWISE RELATING TO THIS AGREEMENT, ANY INSTRUMENT OR OTHER DOCUMENT DELIVERED PURSUANT TO THIS AGREEMENT. EACH PARTY HEREBY ACKNOWLEDGES AND CERTIFIES (i) THAT NO REPRESENTATIVE OF THE OTHER PARTIES HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTIES WOULD NOT, IN THE EVENT OF ANY ACTION OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) IT MAKES THIS WAIVER VOLUNTARILY AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS, ACKNOWLEDGMENTS AND CERTIFICATIONS CONTAINED IN THIS SECTION 9(a).

(b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

(c) Headings; Gender. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.

(d) Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Agreement will not in any way be affected or impaired thereby.

(e) Entire Agreement; Release.

(i) This Agreement (including the exhibits and annexes) and the Transaction Documents constitute the entire agreement among the Parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements, negotiations, understandings, and representations and warranties, whether oral or written, with respect to such matters.

(ii) Each Party acknowledges and agrees that, except for the representations and warranties expressly set forth in Section 2 and Section 3, in the Transaction Documents or in any agreement, certificate, instrument or other document delivered pursuant to this Agreement or the Transaction Documents, (i) no Party has made or is making any representations, warranties or inducements, (ii) no Party has relied on or is relying on any representations, warranties, inducements, statements, materials or information (including as to the accuracy or completeness of any statements, materials or information) and (iii) each Party hereby disclaims reliance on any representations, warranties, inducements, statements, materials or information (whether oral or written, express or implied, or otherwise) or on the accuracy or completeness of any statements, materials or information, in each case of clauses (i) through (iii), relating to or in connection with the negotiation, execution or delivery of this Agreement or any Transaction Documents, the agreements, certificates, instruments or other documents delivered pursuant to this Agreement or the Transaction Documents, or the Transactions. Each Party hereby releases, discharges, ceases and waives any and all claims, demands, liabilities, obligations, debts, damages, losses, expenses, costs and proceedings (whether in contract or in tort, in law or in equity, or granted by statute) relating to the making (or alleged making) of any representations, warranties or inducements, the disclosure or making available of any statements, materials or information (or the accuracy or completeness thereof), or the reliance on (or alleged reliance on) any representations, warranties, inducements, statements, materials or information (including the accuracy or completeness of any statements, materials or information), except for such claims, demands, liabilities, obligations, debts, damages, losses, expenses, costs and Proceedings arising from fraud with respect to the representations and warranties expressly set forth in Section 2 and Section 3, in the Transaction Documents or in any agreement, certificate, instrument or other document delivered pursuant to this Agreement or the Transaction Documents.

(f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by electronic mail (provided that such sent email is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s email server that such e-mail could not be delivered to such recipient); or (iii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The mailing addresses and e-mail addresses for such communications shall be:

If to the Company:

Eyenovia, Inc.

23461 South Pointe Drive, Suite 390

Laguna Hills, CA 92653

Michael M. Rowe, CEO

mmrowe@eyenovia.com

With a copy (for informational purposes only) to:

Covington & Burling LLP
One International Place, Suite 1020
Boston, MA 02110-2600

Megan N. Gates

mgates@cov.com

If to an Investor, to its mailing address and e-mail address set forth on such Investor’s signature page hereto, with copies to such Investor’s representatives as set forth on such Investor’s signature page hereto, or to such other mailing address and/or e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s e-mail containing the time, date and recipient’s e-mail or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by e-mail or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of any of the Preferred.

(h) No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person; provided, however, that Chardan, in its capacity as placement agent, is an intended third-party beneficiary of the representations and warranties of the Company and of each Investor set forth in Section 2 and Section 3, respectively, of the Agreement.

(i) Amendments and Modifications. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Investors. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

(j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k) Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

(l) Remedies. Each of the Parties acknowledges and agrees that the rights of each Party to consummate the Transactions are special, unique and of extraordinary character and that if for any reason any of the provisions of this Agreement are not performed or complied with in accordance with their terms or are otherwise breached, immediate and irreparable harm or damage would be caused for which money damages would not be an adequate remedy. Accordingly, each Party agrees that, in addition to any other available remedies a Party may have in equity or at law, each Party shall be entitled to equitable remedies against another Party for its breach or threatened breach of this Agreement, including to enforce specifically the terms and provisions of this Agreement or to obtain an injunction restraining any such breach or threatened breach of the provisions of this Agreement in the Chosen Courts, in each case, (i) without necessity of posting a bond or other form of security and (ii) without proving the inadequacy of money damages or another any remedy at law. In the event that a Party seeks equitable remedies in any Proceeding (including to enforce the provisions of this Agreement or prevent breaches or threatened breaches of this Agreement), no Party shall raise any defense or objection, and each Party hereby waives any and all defenses and objections, to such equitable remedies on grounds that (x) money damages would be adequate or there is another adequate remedy at law or (y) the Party seeking equitable remedies must either post a bond or other form of security and prove the inadequacy of money damages or another any remedy at law.

(m) Expenses. Whether or not the Closing occurs, all costs and expenses incurred in connection with the preparation, negotiation, execution and performance of this Agreement, the Transaction Documents and the transactions contemplated by this Agreement, including all fees and expenses of its Representatives, shall be paid by the Party incurring such expense; provided, however that the Company shall pay or reimburse all reasonable and documented costs and expenses (including the reasonable fees and expenses of Perkins Coie LLP, Gunster, Yoakley & Stewart, P.A. and other Representatives) incurred by Hyperion DeFi Holdings, LLC in connection with the preparation, negotiation, execution and performance of this Agreement, the Transaction Documents and the transactions contemplated by this Agreement.

(n) Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document. The decision of each Investor to purchase Securities pursuant to the Transaction Documents has been made by such Investor independently of any other Investor. Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no Investor will be acting as agent of such Investor in connection with monitoring its investment in the Securities or enforcing its rights under the Transaction Documents. Each Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of the Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. The Company acknowledges that each of the Investors has been provided with the same Transaction Documents for the purpose of closing a transaction with multiple Investors and not because it was required or requested to do so by any Investor. It is expressly understood and agreed that each provision contained in the Agreement is between the Company and an Investor, solely, and not between the Company and the Investors collectively and not between and among the Investors.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first written above.

COMPANY:

Eyenovia, Inc.

By:
	Name:	Michael M. Rowe
	Title:	Chief Executive Officer

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed by its respective authorized signatory as of the date first indicated above.

Name of Investor: ___________________________

Signature of Authorized Signatory of Investor: ___________________________

Name of Authorized Signatory:  ___________________________

Title of Authorized Signatory: ___________________________

Address for Notice to Investor: ___________________________

Email Address of Authorized Signatory: ___________________________

Address for Delivery of Securities to Investor (if not same as address for notice):

EIN Number: ___________________________

Address for a mandatory copy to counsel for the Investor
(which shall not constitute notice):

Email:

Attention:

Subscription Amount: $_________________

Preferred Shares: __________________ Beneficial Ownership Blocker ☐ 4.99% or ☐ 9.99%

Warrant Shares: __________________ Beneficial Ownership Blocker ☐ 4.99% or ☐ 9.99%

Signature Pages to Securities Purchase Agreement

Exhibit A

Form of Certificate of Designation

Exhibit B

Form of Warrant

Exhibit C

Registration Rights Agreement

Exhibit D

Form of Preferred Conversion Notice